UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 22, 2007

ADVANCED MAGNETICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-14732	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

125 CambridgePark Drive, 6th Floor
Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

(617) 498-3300
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 23, 2007, Advanced Magnetics, Inc., or the Company, announced the offer and sale of 2,500,000 shares of the Company’s common stock, $.01 par value per share, at a public offering price of $65.14 per share. The Company estimates that the net proceeds from the financing will be approximately $154.5 million after deducting estimated costs and expenses associated with the offering. The Company also granted the underwriters an option to purchase an additional 375,000 shares to cover over-allotments, if any.

The shares were issued pursuant to the Company's existing automatic shelf registration statement on Form S-3.

The Company’s common stock is listed on the NASDAQ Global Market under the symbol “AMAG.”

For more information, see the Company’s press release, dated May 23, 2007, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby files the following exhibits:

1.1
Underwriting Agreement, dated as of May 22, 2007, by and between Advanced Magnetics, Inc. and Morgan Stanley & Co. Incorporated, as representative of the several underwriters named in Schedule II thereto.

5.1	Legal Opinion of Sullivan & Worcester LLP.
23.1	Consent of Sullivan & Worcester LLP (contained in Exhibit 5.1)
99.1	Press release dated May 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVANCED MAGNETICS, INC.

By: /s/ Joseph L. Farmer
Joseph L. Farmer
General Counsel and Vice President of Legal Affairs

Date: May 23, 2007

EXHIBIT INDEX

1.1
Underwriting Agreement, dated as of May 22, 2007, by and between Advanced Magnetics, Inc. and Morgan Stanley & Co. Incorporated, as representative of the several underwriters named in Schedule II thereto.

5.1	Legal Opinion of Sullivan & Worcester LLP.
23.1	Consent of Sullivan & Worcester LLP (contained in Exhibit 5.1)
99.1	Press release dated May 23, 2007.